                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                Jurisdiction of Formation
COMPANY                               (Type of Entity If Other Than Corporation)

PGNF Home Lending Corp.               Illinois
Paragon Homefunding, Inc.             Florida